      EXHIBIT 99-7(a): Consent of Independent Auditors -- Ernst & Young LLP





Exhibit 99-7(a) - Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Prospectus of ReliaStar Select*Life Variable Account and to the use of our report dated March 29, 2002, with respect to the statutory basis financial statements of ReliaStar Life Insurance Company, and to the use of our report dated February 15, 2002, with respect to the financial statements of ReliaStar Select*Life Variable Account, included in Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Form S-6 No. 333-47094) and related Prospectus of ReliaStar Select*Life Variable Account.

                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
April 22, 2002